UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2017

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53673	33-0841255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1282 Pacific Oaks Place

Escondido, California 92029

(Address of Principal Executive Offices, Including Zip Code)

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)

NetREIT, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Presidio Property Trust, Inc. 2017 Incentive Award Plan

Effective as of October 18, 2017, Presidio Property Trust, Inc. (formerly known as NetREIT, Inc.) (the “Company”) adopted the Presidio Property Trust, Inc. 2017 Incentive Award Plan (the “Incentive Award Plan”), under which the Company may grant cash and equity incentive awards to eligible service providers in order to motivate, attract and retain the talent for which the Company competes. The material terms of the Incentive Award Plan are summarized below.

Eligibility and Administration. The Company’s employees, consultants and directors (including employees, consultants and directors of the Company’s subsidiaries) are eligible to receive awards under the Incentive Award Plan. The Incentive Award Plan will be administered by the Board of Directors of the Company (the “Board”) with respect to awards to non-employee directors and by the Compensation Committee of the Board (the “Compensation Committee”) with respect to other participants.

Size of Share Reserve; Limitations on Awards. The total number of shares reserved for issuance pursuant to awards under the Incentive Award Plan will be 1,100,000 shares, which may be issued as shares of the Company’s Series A or its to-be-created Series C common stock, as determined by the plan administrator, provided that, from and after the date on which the Company’s Series C common stock becomes publicly listed, only shares of Series C common stock may be issued. Shares that are potentially deliverable under an award that expires or is cancelled, forfeited, settled for cash or otherwise terminated without delivery of such shares will, to the extent of such expiration, cancelation, forfeiture, cash settlement or termination, again be available for new grants under the Incentive Award Plan, and shares withheld by the Company in payment of the exercise price or taxes relating to any award will again be available for new grants under the Incentive Award Plan. However, the following shares may not be used again for grant under the Incentive Award Plan: (a) previously owned shares tendered by a participant to satisfy exercise price or tax withholding obligations associated with an award; and (b) shares purchased on the open market with the cash proceeds from the exercise of options.

The maximum number of shares of the Company’s common stock that may be subject to one or more awards granted to any one participant pursuant to the Incentive Award Plan during any calendar year is 1,100,000 shares and the maximum amount that may be paid under a cash award pursuant to the Incentive Award Plan to any one participant during any calendar year period is $5,000,000.

The plan administrator may establish compensation for the Company’s non-employee directors in accordance with the Incentive Award Plan, including the terms, conditions and amounts of all such compensation. However, subject to certain exceptions, the sum of any cash compensation and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000, increased to $800,000 for the non-employee director’s initial year of service.

Awards. The Incentive Award Plan provides for the grant of stock options, restricted stock, performance bonuses, dividend equivalents, stock payments, restricted stock units, performance shares, other incentive awards and stock appreciation rights. All awards under the Incentive Award Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will be settled in shares of the Company’s common stock or cash, as determined by the plan administrator.

Certain Transactions. The plan administrator has broad discretion to take action under the Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Award Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the Incentive Award Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the plan administrator shall cause the awards to become fully vested and exercisable in connection with the transaction.

Claw-Back Provisions, Transferability. All awards will be subject to the provisions of any claw-back policy implemented by the Company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Award Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator.

Plan Amendment and Termination. The Board may amend or terminate the Incentive Award Plan at any time, subject to certain exceptions. In addition, no amendment, suspension or termination of the Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides.

Additional REIT Restrictions. The Incentive Award Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of the Company’s stock contained in the Company’s charter or would impair the Company’s status as a REIT.

The foregoing description of the Incentive Award Plan is qualified in its entirety by the full text of the Incentive Award Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Heilbron Employment Agreement

On October 18, 2017, the Company entered into an Employment Agreement (the “Employment Agreement”) with Jack K. Heilbron pursuant to which Mr. Heilbron will continue to serve as the Company’s President and Chief Executive Officer. The Employment Agreement supersedes and replaces the Employment Agreement between the Company and Mr. Heilbron, dated as of January 19, 2011.

Pursuant to the Employment Agreement, Mr. Heilbron’s annual base salary is $321,059, subject to increase in the discretion of the Board or the Compensation Committee. Mr. Heilbron is also eligible to earn an annual bonus pursuant to the Company’s bonus plan for senior executives based on the achievement of targets and other objectives established by the Board or the Compensation Committee for each fiscal year. The Employment Agreement provides that Mr. Heilbron’s target annual bonus is up to 100% of his base salary. Mr. Heilbron is eligible to participate in all other incentive plans, practices, policies and programs, welfare benefit plans, and all savings and retirement plans, practices, policies and programs, in each case, that are generally applicable to the Company’s senior executives. The Company will also provide to Mr. Heilbron: (a) a supplemental life insurance policy on Mr. Heilbron’s life on terms and conditions agreed to between the Company and Mr. Heilbron, (b) use of an automobile at the Company’s expense, selected by mutual agreement of the Company and Mr. Heilbron, and (c) club dues for membership at a country club of Mr. Heilbron’s choosing.

Mr. Heilbron’s Employment Agreement provides that if his employment is terminated by the Company without “cause” or by Mr. Heilbron for “good reason” (each as defined in the Employment Agreement), then, subject to his execution and non-revocation of a release of claims, he will be entitled to receive the following payments and benefits:

•

a lump-sum cash payment in an amount equal to the average of the annual bonuses received by Mr. Heilbron during the immediately preceding two years, payable within 10 days following the release effective date;

•

for up to 12 months following Mr. Heilbron’s termination of employment, healthcare benefits for Mr. Heilbron and his eligible dependents which are substantially the same and at the same cost as the benefits provided to the Company’s currently active employees; and

•

100% of the outstanding and unvested stock options, restricted stock and other equity awards granted to Mr. Heilbron under the Company’s equity incentive plans (other than performance-based vesting awards) will become immediately vested and exercisable in full effective as of the date of termination.

The Employment Agreement contains confidentiality covenants by Mr. Heilbron which apply indefinitely and non-competition covenants by Mr. Heilbron which will apply during the term of his employment.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change to Presidio Property Trust, Inc.

On and effective October 18, 2017, the Company filed Articles of Amendment (“Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland to change the name of the Company to “Presidio Property Trust, Inc.”

The foregoing description of the Articles of Amendment is qualified in its entirety by the full text of the Articles of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Bylaws

Also effective October 18, 2017, the Board amended and restated the Company’s Bylaws. The following is a summary of changes effected by adoption of the Second Amended and Restated Bylaws, does not purport to be complete and is qualified in its entirety by the full text of the Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

General

In addition to the amendments described below, the Second Amended and Restated Bylaws include certain changes to (a) clarify language, (b) comply or be consistent with Maryland law and Nasdaq Stock Market listing requirements and (c) make various technical corrections and non-substantive changes.

The Second Amended and Restated Bylaws are referred to herein as the “Amended Bylaws.” The Bylaws as previously in effect are referred to herein as the “Former Bylaws.”

Article II. Meetings of Stockholders.

Procedures governing stockholder-requested special meetings. The Amended Bylaws clarify procedures for stockholders to call a special meeting of stockholders, including addressing issues relating to (a) delivery and contents of the initial notices from stockholders requesting a special meeting, (b) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting, (c) revocation of requests for special stockholders meetings and (d) verifying the validity of a stockholder request for a special meeting. The Amended Bylaws also increase the threshold required for stockholders to request a special meeting from 10% to a majority of all the votes entitled to be cast at the meeting to conform to minimum quorum requirements and as is common for Maryland corporations.

Notice of stockholders meetings. The Amended Bylaws (a) consistent with the time period set forth under Maryland law, increase the time period prior to a meeting of stockholders during which the Company may provide notice of the meeting from 10-to-60 days to 10-to-90 days prior to the meeting, (b) provide for notice by electronic transmission, (c) provide for “householding” of notices, (d) provide that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and (e) clarify the power of the Company to postpone or cancel a meeting by making a public announcement.

Organization and conduct of stockholder meetings. The Amended Bylaws expand the list of the rules, regulations and procedures that may be established by the chairman of the meeting to include, among other things: (a) determining when the polls should be opened and closed; (b) removing any person who refuses to comply with the meeting procedures; and (c) complying with any state or local laws and regulations concerning safety and security.

Election of Directors. The Amended Bylaws provide that (a) consistent with the default standard under Maryland law, directors are elected by a plurality of the votes cast at a meeting in which directors are being elected and (b) unless otherwise required by statute, the charter of the Company (the “Charter”) or the Amended Bylaws, a majority of the votes cast is sufficient to approve any other matter which may properly come before a meeting of stockholders. The Former Bylaws provided that (x) directors are elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at a meeting in which directors are being elected and (y) unless otherwise required by the Charter or the Former Bylaws, a majority of the shares represented at the meeting is sufficient to approve any other matter which may properly come before a meeting of stockholders.

Advance notice of stockholder nominations and proposals of other business. The Amended Bylaws (a) expand the information required to be disclosed by the stockholder making the proposal, any proposed nominees for director and any persons controlling, or acting in concert with, such stockholder (collectively, the “Proponents”), including, among other items, (i) detailed information about each Proponent’s ownership interests in the Company, (ii) information regarding hedging activities of the Proponents and (iii) each Proponent’s investment strategy or objective and any related disclosure document the Proponent has provided to its investors and (b) establish procedures for the verification of information provided by the stockholder making the proposal.

Additionally, the Amended Bylaws clarify the timing of the advance notice period to conform to the 120-day notice period under the Federal proxy rules, as interpreted by the Securities and Exchange Commission. The Former Bylaws provided for advance notice of stockholder proposals for nominees for director and for other business at an annual meeting of stockholders 60 to 90 days before the first anniversary of the date of the preceding year’s annual meeting. The Amended Bylaws provide that such advance notice shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to the first anniversary of the date of proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

For special meetings of stockholders, the Former Bylaws generally required advance notice of stockholder nominations for director (if the Board determined that directors were to be elected at such special meeting) and stockholder proposals 60 to 90 days prior to the special meeting. The Amended Bylaws require stockholders to notify the Secretary of the Company of director nominations (if the Board has determined that directors will be elected at such special meeting) and other stockholder proposals not earlier than the 120th day and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.

Stockholder Action Without a Meeting. In accordance with the Charter, the Amended Bylaws clarify that stockholders may take action without a meeting if a consent in writing or by electronic transmission is delivered by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Maryland Control Share Acquisition Act. Under the Amended Bylaws, the Company has opted out of the Maryland Control Share Acquisition Act.

Article III. Directors.

Notice of a meeting. The Amended Bylaws provide that notice of a meeting of the Board may be given by electronic mail.

Consent of Directors in Lieu of a Board Meeting. The Amended Bylaws permit the Board to act by unanimous consent via electronic transmission.

Ratification. The Amended Bylaws clarify that, in general, the Board or stockholders may ratify prior actions of the Company or its officers.

Emergency. The Amended Bylaws provide for procedures in the event of a catastrophic event, including notice to directors and quorum for meetings of the Board.

Article IV. Committees.

Consent of Directors of the Board in Lieu of a Committee Meeting. The Amended Bylaws permit committees of the Board to act by unanimous consent via electronic transmission.

Article VII. Stock.

Certificates. Consistent with the Nasdaq Stock Market’s requirement that all listed securities be eligible to participate in the Direct Registration System, the Amended Bylaws clarify that the Company may issue some or all of the shares of the Company’s stock without certificates and update provisions related to uncertificated shares.

Record Date. The Amended Bylaws clarify that a meeting of stockholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date. The Amended Bylaws also remove reference to closing of the Company’s transfer books. Such provisions are generally never used by a publicly-traded company.

Article XII. Indemnification and Advance of Expenses.

As permitted by the Charter and as is common for Maryland corporations, the Amended Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity and (b) any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, partner, trustee, member or manager of another entity and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. As permitted by the Charter, the Amended Bylaws also permit the Company to indemnify and advance expenses to any individual who served any of the Company’s predecessors and any employee or agent of the Company or any of the Company’s predecessors.

Article XIV. Exclusive Forum for Certain Litigation.

The Amended Bylaws provide that, unless the Company consents in writing to an alternative forum, derivative claims, breach of director or officer duty claims, claims pursuant the Maryland General Corporation Law or the Company’s Charter and Bylaws and claims governed by the internal affairs doctrine be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

Former Article XIV. Maryland Business Combination Act.

The Amended Bylaws remove reference to the Company being subject to the Maryland Business Combination Act. By resolution, the Board has exempted business combinations between the Company and any other person from the Maryland Business Combination Act, provided that the business combination is first approved by the Board (including a majority of the Company’s directors who are not affiliates or associates of such person).

Article XV. Amendment of Bylaws.

The Amended Bylaws provide that stockholders may amend the Bylaws, provided that any such amendment is approved by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote at a meeting on the amendment. The Former Bylaws provide that stockholders may amend the Bylaws by a majority of the shares represented at the meeting and entitled to vote on the amendment.

Stockholder Nominations and Proposals for 2018 Annual Meeting.

As a result of the amendment to the advance notice provisions described above, a stockholder nomination or proposal intended to be considered at the Company’s 2018 Annual Meeting of Stockholders must be received by the Secretary after November 22, 2017, and prior to 5:00 p.m., Pacific Time, on December 22, 2017. Nominations or proposals should be mailed to Presidio Property Trust, Inc., to the attention of the Company’s Secretary, Kathryn K. Richman, Esq., 1282 Pacific Oaks Place, Escondido, CA 92029.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective October 18, 2017, the Company amended and restated its Code of Ethics and Conduct (the “Amended Code”). The changes were designed to incorporate into the Amended Code current governance best practices, including clarification that the Amended Code covers all directors, officers and employees of the Company, expansion of provisions addressing conflicts of interest and corporate opportunities, prohibitions on the use of confidential information, expansion of provisions addressing corporate opportunities, and the addition of provisions relating to fair dealing and use of the Company’s assets.

The foregoing description of the Amended Code is qualified in its entirety by the full text of the Amended Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Amended Code is also publicly available on the Company’s website at www.presidiopt.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Articles of Amendment of Presidio Property Trust, Inc.

Exhibit 3.2	Second Amended and Restated Bylaws of Presidio Property Trust, Inc.

Exhibit 10.1	Presidio Property Trust, Inc. 2017 Incentive Award Plan.

Exhibit 10.2	Amended and Restated Employment Agreement, by and between Presidio Property Trust, Inc. and Jack Heilbron, effective as of October 18, 2017.

Exhibit 14.1	Amended and Restated Code of Ethics and Conduct of Presidio Property Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Kathryn K. Richman
Kathryn K. Richman
Secretary & General Counsel